                                                              EXHIBIT 99(A)(IX)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
        TENDER OF SHARES OF CONVERTIBLE PREFERRED STOCK, SERIES A, 7.5%
                                      OF
                           MATEWAN BANCSHARES, INC.

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to tender Shares pursuant to the Offer (as defined below) if certificates for shares of Convertible Preferred Stock, Series A, 7.5%, $1.00 par value (the "Shares"), of Matewan BancShares, Inc., a Delaware corporation, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all documents required by the Letter of Transmittal to reach the Depositary by the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Depositary. See Section 2 of the Offer to Purchase.

To:  Harris Trust Company of New York, Depositary

  By Mail Delivery:                    By Overnight Courier:
  Wall Street Station                  77 Water Street, 4th Floor
  P. O. Box 1023                       New York, NY 10005
  New York, NY 10268-1023


                                       By Facsimile (for Eligible
  By Hand Delivery:                    Institutions Only):
  77 Water Street, 5th Floor           (212) 701-7636 or
  New York, NY 10005                   (212) 701-7637

                             For Information Call:

                                (800) 245-7630
                                  (Toll Free)

                                      or

                                (212) 701-7624
                                (Call Collect)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Matewan BancShares, Inc., a Delaware corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 30, 1997, (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.


 Number of Shares: ___________________    Name(s) of Record Holder(s):

                                          ___________________________________

 Certificate Nos.                         ___________________________________
(if available): _____________________
                                          ___________________________________
                                                 (Please type or print)
 If Shares will be tendered by book-
 entry transfer, check one box:

                                          Address:
 [_] The Depository Trust Company
                                          ___________________________________

 [_] Philadelphia Depository Trust        ___________________________________
     Company
                                          Zip Code __________________________


 Account Number: ___________________      Area Code and Telephone Number:


                                          (   )___ - ________________________

                                                       SIGN HERE

                                          Signature(s):

                                          _____________________________________

                                          _____________________________________

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


        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.

 CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

 [_]$24.00                            [_]$25.50


 [_]$24.25                            [_]$25.75


 [_]$24.50                            [_]$26.00


 [_]$24.75                            [_]$26.25


 [_]$25.00                            [_]$26.50

 [_]$25.25



 CONDITIONAL TENDER. UNLESS THIS BOX HAS BEEN COMPLETED ON A MINIMUM SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL (SEE SECTIONS 1 AND 2 OF THE OFFER TO PURCHASE).

 Minimum number of shares that must be purchased of any are purchased:

 ______________ Shares



                                    ODD LOTS

 To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially and aggregate of fewer than 100 Shares as of the close of business on April 29, 1997.

 The undersigned either (check one):

 [_] was the beneficial owner of an aggregate of fewer than 100 Shares as of the close of business on April 29, 1997, all of which are tendered, or

 [_] is a broker, dealer, commercial bank trust company or other nominee that
     (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that each such beneficial owner owned an aggregate of fewer than 100 Shares as of the close of business on April 29, 1997, and is tendering all of such shares.


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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a net long position in Shares (within the meaning of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended), at least equal to the amount of Shares being tendered, (b) that such tender of Shares complies with Rule 13e-4 and
(c) the delivery of the Depositary at one of its addresses set forth above, the certificate(s) representing the Shares tendered hereby, in proper form for transfer, or to deliver to the Depositary such Shares pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or manually-signed facsimile thereof) and any other required documents, all within three (3) trading days after the date hereof.

Name of Firm ________________________     Authorized Signature ________________


Address _____________________________     Title _______________________________

-------------------------------------     Name ________________________________
                                                 (Please type or print)

Zip Code ____________________________


Area Code and Tel. No.                    Dated _______________________________

-------------------------------------

                DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.

  The Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Institution.





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